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                             MASTER LEASE AGREEMENT

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                Master Lease Agreement No. 11053 ("MASTER LEASE")

LESSOR: PRIME LEASING, INC.,            LESSEE:  PHYMED Diagnostic Imaging
an Illinois corporation ("LESSOR")      Center  Hillcrest, Inc.,
10275 W. Higgins Road                   a Texas corporation ("LESSEE")
Rosemont, IL  60018                     12840 Hillcrest Road, Suite 100
847/294-6000                            Dallas, Texas 75230
                                        Phone:

WHEREAS, LESSOR, as the foreclosing secured party under a Loan and Security Agreement dated September 15, 1998, between Lessor, as secured party, and The Ranch Imaging Center, L.C. and Millennium Diagnostic Imaging, L.L.C., as debtors, conducted a public foreclosure sale of certain equipment. which is more particularly described in the Lease Schedule attached hereto (the "Foreclosed Equipment"); WHEREAS, LESSOR and LESEE previously have entered into a Secured Party's Temporary Master Lease Agreement (the "Temporary Master Lease"), dated October __, 1999, whereby LESSOR leased to LESSEE such Foreclosed Equipment in a limited disposition of the Foreclosed Equipment, which was conducted as a private sale/disposition of the Foreclosed Equipment pending the consummation of a public sale of the Foreclosed Equipment; WHEREAS, LESSOR acquired title to the Foreclosed Equipment at the public foreclosure sale; WHEREAS, LESSOR desires to lease the Foreclosed Equipment to LESSEE and may lease additional equipment (referred to as "Additional Equipment") to Lessee in the future (the Foreclosed Equipment and the Additional Equipment being referred to collectively as the "Equipment"); WHEREAS, LESSEE desires to lease the Foreclosed Equipment from LESSOR and may lease Additional Equipment from Lessor in the future; and WHEREAS, to facilitate the lease of the Foreclosed Equipment, the parties agree to enter into this MASTER LEASE and to incorporate by reference from time to time in lease schedules (hereinafter referred to as "Lease Schedules", and individually as a "Lease Schedule") which will be attached hereto and made a part hereof, various units of Equipment; NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the parties hereto agree as follows:

         TERMS, CONDITIONS AND COVENANTS OF LEASE

1. LEASE: This MASTER LEASE sets forth the terms and conditions by which LESSOR agrees to lease to LESSEE and LESSEE agrees to lease from LESSOR the Equipment as listed and described in each Lease Schedule executed pursuant to this MASTER LEASE. Each Lease Schedule shall be separate and distinct for all purposes and shall incorporate therein all the terms and conditions of this MASTER LEASE. If there is a conflict between the Lease Schedule and this MASTER LEASE, the terms and conditions of this MASTER LEASE shall govern and control.

2.   TERM:
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a. The term of this MASTER LEASE shall begin on the date of execution by LESSOR and shall continue in effect thereafter until all of LESSEE'S obligations and liabilities under this MASTER LEASE and every Lease Schedule have been fully performed or otherwise discharged.

b. The lease term for each Lease Schedule shall commence on the earlier of the Equipment installation, first clinical use, or the cutover date (hereinafter referred to as "Commencement Date"). If any Equipment under the Lease Schedule is not newly installed, then the Commencement Date shall be the date upon which title to the Equipment passes to LESSOR. The lease term shall continue for the number of months set forth in the Lease Schedule (hereinafter referred to as "Initial Term") and continue for any extended or renewal term. The first payment date of the Initial Term shall be the first day of the month immediately following the Commencement Date (or beginning on the Commencement Date if that date is on the first day of the month).

c. LESSEE shall deliver to LESSOR a Certificate of Acceptance within five (5) days of the Commencement Date. If Lessee fails to deliver the Certificate of Acceptance, LESSEE shall be deemed to have accepted the Equipment as installed and operational as of the Commencement Date unless LESSEE gives LESSOR written notice of each defect within five (5) days of the Commencement Date.

3. RENT AND PAYMENTS: LESSEE'S obligation to pay rent under each Lease Schedule shall begin on the Commencement Date and continue for the term. The monthly rent (hereinafter referred to as "Monthly Rent") set forth in the Lease Schedule shall be due and payable in advance on the first day of each calendar month during the Initial Term without notice or demand notwithstanding the fact that LESSOR may, as a convenience only, invoice LESSEE. If the Commencement Date of a Lease Schedule shall be other than the first day of the month, LESSEE shall make a rental payment (hereinafter referred to as "Interim Rent") equal to 1/30th of the Monthly Rent set forth in the Lease Schedule for each day beginning with the Commencement Date to and including the last day of the month prior to the beginning of the Initial Term. Any amounts payable by LESSEE under this MASTER LEASE other than the Monthly Rent and Interim Rent shall be deemed to be additional rent (hereinafter referred to as "Additional Rent") and shall be paid within twenty (20) days of invoicing by LESSOR. Rent shall be paid to LESSOR at the address designated herein or at such other place as LESSOR designates in writing, or if to an assignee of LESSOR, at such place as such assignee shall designate in writing, by check or wire transfer so that all funds are immediately available. As used herein, the term "rent" shall mean all Monthly Rent, Interim Rent and Additional Rent. THIS IS A NON-CANCELABLE LEASE. LESSEE shall pay the total rents for the entire term to LESSOR, or LESSOR'S assignee (as defined herein), and such payment of rents shall be absolute and unconditional without right to setoff, reduction, abatement, counterclaim, recoupment, or defense of any kind whatsoever.

a. SERVICE CHARGE: In the event that any rent is not received by LESSOR or LESSOR'S assignee within five (5) days of the due date thereof, LESSEE shall pay a service charge of five percent (5%) of the past due payment and shall pay interest at the rate of 1.5 percent (1.5%) per month or the maximum legal rate, whichever is less, until all past due rents are received.

b. LEASE BASIS COST: The term "Lease Basis Cost" as used herein means the cost of acquiring, delivering and installing the Equipment including but not limited to all parts, materials, labor, services, transportation, taxes, and all other charges of every kind and nature associated therewith.

c. NON-PERFORMANCE: If LESSEE fails to perform any of its covenants, warranties, terms or conditions herein, LESSOR may, at its option, perform on LESSEE'S behalf and all monies advanced by LESSOR shall be repayable by LESSEE as Additional Rent. However, in no event shall LESSOR'S performance on behalf of LESSEE be deemed to relieve LESSEE of its obligations hereunder.

4. LEGAL TITLE, LIENS, TAXES AND QUIET ENJOYMENT: During the term of this MASTER LEASE, legal title to all Equipment shall at all times vest in LESSOR. LESSEE'S interest in the Equipment shall be limited to its possession and use and LESSEE shall not have or assert any right, title or interest therein, except as expressly set forth herein, and shall protect, indemnify and defend, at its expense, LESSOR'S legal title. LESSEE shall, at its expense, keep the Equipment free and clear of any lien or encumbrance of any kind whatsoever except that of LESSOR arising hereunder. LESSEE warrants that the Equipment will at all times remain personal property, regardless of how it may be affixed to any real property. Prior to LESSOR'S acceptance of this MASTER LEASE, LESSEE shall provide LESSOR with a waiver, in form satisfactory to LESSOR, by the landlord or mortgagee of the premises in which the Equipment is located, of such landlord's or mortgagee's rights in and to the Equipment and/or the rent due under this MASTER LEASE. In lieu of such waiver, LESSEE hereby agrees to hold LESSOR harmless and indemnify LESSOR with regard to any and all claims, actions, damages, costs and attorneys fees asserted by any landlord or mortgagee against LESSOR or the Equipment herein. LESSEE shall pay all taxes, assessments or fees assessed against the Equipment or payable by LESSOR or LESSEE with respect to the Equipment, including any interest or penalties therein, excepting only federal or state taxes based on the net income of LESSOR and without regard to LESSOR'S agreement to invoice LESSEE for such amounts. LESSEE agrees, to the extent permissible by law, to prepare and file all required tax returns and other reports (other than reports regarding LESSOR'S income tax) with any federal, state or other regulatory authority. LESSEE further agrees, to the extent permitted by law, to take such actions and to file such documents as may be required to ensure that the valuation of the Equipment, as reflected on the records and tax rolls of applicable taxing authorities, does not exceed the fair market value of the Equipment. To the extent LESSEE is not permitted to file such returns, reports, or documents, LESSEE shall prepare them and provide them to LESSOR for filing prior to the date such return or report is due. LESSOR shall have the right to affix a stencil, plate, label or other indicia of its ownership to the Equipment and LESSEE shall not remove or conceal such identification. LESSEE shall have the right to quiet enjoyment of the Equipment during the term of the Lease Schedule, so long as no event of default (as herein defined) occurs.

5. LOCATION, USE, MODIFICATIONS AND ALTERATIONS: LESSEE shall not move, or permit the movement of, the Equipment from the location (hereinafter referred to as "Equipment Location") specified in the Lease Schedule without LESSOR'S prior written consent. LESSEE shall not use, or permit the use of, the Equipment unless such use is consistent with LESSEE'S business, by qualified operators under LESSEE'S control and in compliance with (A) applicable laws and regulations; (B) the specifications of, and use contemplated by, the manufacturer of the Equipment (hereinafter referred to as "Manufacturer"); (C) the terms of LESSEE'S insurance coverage; and (D) the requirements of LESSEE'S maintenance agreement regarding the Equipment. LESSEE shall not make any modifications, alterations or additions to the Equipment without LESSOR'S prior written consent (other than Manufacturer's Changes, as such term is hereinafter defined) unless said additions (A) are readily removable without causing any damage to the Equipment and (B) do not impair the quality, safety, function or marketability of the Equipment (hereinafter referred to as a "Permitted Modification"). Any Permitted Modification shall not become the property of LESSOR and shall not be subject to the Lease Schedule, provided that upon termination or expiration of the term, LESSEE shall remove all Permitted Modifications and restore the Equipment to its original condition (ordinary wear and tear excepted), all at no expense to LESSOR. LESSEE shall permit the Manufacturer, its agents or its contractors, access to the Equipment for the purpose of performing such upgrades, recall orders or engineering changes as the Manufacturer shall require to enhance or maintain the Equipment's standard of performance (herein defined as "Manufacturer's Changes"), all of which shall immediately become the property of LESSOR and be subject to the Lease Schedule.

6. MAINTENANCE AND INSPECTION: THIS IS A NET LEASE. LESSEE shall, at its own expense, maintain the Equipment in good condition and repair and furnish all necessary repairs, parts, materials and supplies. At all times herein, LESSEE shall keep in full force and effect a maintenance agreement with the Manufacturer or, with LESSOR'S consent, with an equivalent service organization that routinely maintains such Equipment (hereinafter referred to as "Equivalent Service Organization"). During reasonable business hours and subject to LESSEE'S reasonable security precautions, LESSEE shall permit LESSOR access to all of the Equipment for the purpose of inspecting the Equipment to determine LESSEE'S compliance with this MASTER LEASE. If LESSEE is not in compliance with this MASTER LEASE, LESSOR shall notify LESSEE in writing of the acts of noncompliance and LESSEE shall immediately cease using the Equipment until full compliance is achieved.

7. DISCLAIMER OF WARRANTIES: LESSEE has selected at its own risk the Manufacturer, size and design of the Equipment. LESSEE acknowledges that LESSOR is not the Manufacturer, or its agent or distributor, and that LESSOR MAKES NO REPRESENTATIONS OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE MERCHANTABILITY, VALUE, CONDITION, QUALITY, DESIGN, CAPACITY, MATERIAL, WORKMANSHIP OR FITNESS OR SUITABILITY FOR ANY PURPOSE OR USE BY LESSEE, OR PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT. LESSOR SHALL NOT BE LIABLE FOR LOSSES OR DAMAGES THEREFROM, INCLUDING BUT NOT LIMITED TO LOSS OF BUSINESS, OR ACTUAL OR ANTICIPATED PROFITS, OR OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER ARISING FROM THIS MASTER LEASE OR THE EQUIPMENT. So long as no Event of Default (as herein defined) has occurred and continues uncured, LESSOR assigns LESSEE all of Manufacturer's warranties and indemnifications, to the extent said warranties and indemnifications are assignable.

8. RISK OF LOSS: LESSEE hereby assumes and shall bear the entire risk of changes to, loss, theft, damage, destruction or seizure (hereinafter referred to as "Event of Loss") of the Equipment from every cause whatsoever. No Event of Loss shall relieve LESSEE of its obligations to pay rent or to perform any other obligation under this MASTER LEASE. If any of the Equipment is damaged and repairable, LESSEE shall promptly notify LESSOR of the occurrence of the Event of Loss and shall, at LESSEE'S expense within thirty (30) days of such Event of Loss, cause repairs to be made to the Equipment to restore it to the condition required pursuant to Section 6 herein. If the Equipment is damaged beyond repair, LESSEE shall promptly notify LESSOR of the occurrence of the Event of Loss and shall, at LESSEE'S expense within thirty (30) days of the Event of
Loss: (A) replace the Equipment with like equipment in good repair and working order or (B) pay to LESSOR in cash the following: (1) the greater of (a) ten percent (10%) of the Lease Basis Cost or (b) the actual fair market value of the Equipment calculated as of the date of the Event of Loss; and (2) all amounts which have accrued and have not been paid by LESSEE to LESSOR under this MASTER LEASE through the date of the Event of Loss; and (3) the present value of the unpaid rent discounted at a rate of five percent (5%) for the remainder of the Initial Term for each Lease Schedule covering the Equipment (the total amount described in (1), (2), and (3) above is hereinafter collectively referred to as "Casualty Value").

9. INSURANCE:  LESSEE shall provide and maintain,  at its sole cost and expense:
(1) all risk property insurance on the Equipment for its full replacement value in an amount no less than the Casualty Value, and (2) comprehensive public liability and property damage insurance on the Equipment in amounts not less than $1,000,000.00 per occurrence and $3,000,000.00 in the aggregate, with an insurer reasonably acceptable to LESSOR considering the risks to be insured. LESSEE shall provide LESSOR or its assigns (in a form acceptable to LESSOR) with certificates of insurance and a loss payable endorsement in favor of LESSOR and its assigns, as loss payee for property damage coverage and as additional insured for public liability coverage. If specifically requested in writing by LESSOR, LESSEE shall provide a copy of the insurance policy under which the certificates are issued. The insurance endorsement shall provide that the coverage shall not be materially altered or cancelled unless thirty (30) days prior written notice has been given to LESSOR and its assigns, and that the coverage afforded to LESSOR and its assigns, shall not be rescinded, impaired or invalidated by any act or omission of LESSEE. LESSOR may apply proceeds of any such insurance to any of LESSEE'S obligations hereunder, but shall pay excess proceeds, if any, to LESSEE upon LESSEE'S full satisfaction of its obligations hereunder.

10. GENERAL INDEMNIFICATION: Except for liability arising from the gross negligence or willful misconduct of LESSOR, its employees or agents, LESSEE hereby agrees to indemnify, defend, protect and hold LESSOR, its agents, employees, directors and assigns harmless from and against any and all claims, losses, damages. injuries, suits, demands or expenses, including but not limited to attorney's fees and costs of whatever kind and nature, arising in connection with the Equipment, including without limitation its selection, purchase, installation, use, deinstallation, delivery, return or manufacture (including without limitation patent, trademark or other infringement). LESSEE shall promptly notify LESSOR or its assigns of any matter hereby indemnified against.

11. RETURN OF EQUIPMENT: Upon the expiration of any Lease Schedule or termination for any other cause, LESSEE at is sole cost and expense, shall assemble, crate, insure and deliver all of the Equipment, and all of the service records relating thereto, subject to the Lease Schedule, to LESSOR in the same good condition and repair as when received, ordinary wear and teat excepted, to such reasonable destination within the continental United States as LESSOR shall designate. LESSEE shall immediately prior to the return of each unit of Equipment, provide LESSOR a letter from the Manufacturer certifying that each unit of Equipment is in good working order, ordinary wear and tear excepted, and is eligible for a maintenance agreement by the Manufacturer or Equivalent Service Organization. LESSEE shall provide LESSOR with at least one hundred twenty (120) days written notice of the return of the Equipment. Notwithstanding any other rights and remedies of LESSOR, if LESSEE fails to return the Equipment to LESSOR or its designee within ten (10) days of the time required, then until such time as the Equipment is returned, LESSEE shall pay on demand as liquidated damages, not as a penalty, and at LESSOR'S election, an amount equal to (A) twelve (12) months rent; or (B) one hundred twenty percent (120%) of the Monthly Rent for each month or portion thereof until the Equipment is returned to LESSOR as detailed herein.

12. LESSEE'S REPRESENTATIONS AND WARRANTIES: LESSEE represents and warrants to LESSOR with regard to this MASTER LEASE and each Lease Schedule to be appended hereto that:

a. The execution, delivery and performance of this MASTER LEASE and any Lease Schedule have been duly authorized by all necessary action on the part of LESSEE, and this MASTER LEASE constitutes a valid and binding obligation of LESSEE enforceable against LESSEE in accordance with its terms;

b. The individual executing this MASTER LEASE on behalf of LESSEE is duly authorized;

c. Neither the execution or delivery by LESSEE of this MASTER LEASE, nor the performance thereof by LESSEE, conflicts with, results in a breach of or constitutes a default or violation of LESSEE'S Certificate of Incorporation, By-Laws, applicable law, court order or any agreement or other instrument to which LESSEE is a party or by which it is bound;

d. LESSEE is duly organized and in good standing in its state of incorporation, is duly qualified to do business in each jurisdiction where the Equipment is located and where such qualification is required;

e. Upon request by LESSOR, LESSEE shall furnish its most recent audited annual financial statements prepared in accordance with generally accepted accounting principles; and LESSEE shall furnish its quarterly financial statements within ___ days after the end of each quarter, prepared in accordance with generally accepted accounting principles, and being certified as true and correct by an authorized officer of LESSEE;

f. LESSEE shall provide to LESSOR any other documents reasonably requested to consummate this transaction or any Lease Schedule or as reasonably required under this MASTER LEASE;

g. No approval, consent or authorization is required from any governmental authority with respect to the execution, delivery or performance of this MASTER LEASE, or if any such approval, consent or authorization is required, it has been obtained.

13. EVENT OF DEFAULT: The occurrence of any of the following events shall constitute an event of default by LESSEE or its guarantor (hereinafter referred to as an "Event of Default"):

a. Failure to pay when due any installment of rent or other sum due hereunder, and such failure shall continue for more than five (5) days; or

b. Failure to perform any other term or condition, covenant, representation or warranty of this MASTER LEASE or any Lease Schedule, and such failure continues for a period of twenty (20) days after notice thereof; or

c. If LESSEE or its guarantor ceases doing business as a going concern, becomes insolvent, admits in writing its inability to pay its debts as they become due, makes an assignment for the benefit of its creditors, files a voluntary petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state statute, law or regulation, admits, consents to or acquiesces in the appointment of a receiver or trustee of any of its property, the commission of any act of dissolution, liquidation or the bankruptcy or death of the LESSEE'S guarantor in the event that the Guarantor is a natural person; or

d. Failure within sixty (60) days after the commencement of any proceeding against LESSEE or its guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, bankruptcy or similar relief under any current or future federal or state statute, law or regulation to obtain the dismissal of such proceeding; or

e. If any warranty, covenant or representation made by LESSEE to LESSOR is false, incorrect or untrue in any material respect; or if any Equipment subject to a Lease Schedule is attached, levied upon, encumbered, pledged or seized; or LESSEE defaults under any other agreement with LESSOR; or defaults under any other material lease, loan or agreement for the borrowing of money; or

f. There is a material adverse change in the financial condition of LESSEE or its guarantor.

14. REMEDIES: At any time after an Event of Default, LESSOR shall have the right to exercise any one or more of the following cumulative remedies:

a. Accelerate without notice to LESSEE all of LESSEE'S obligations hereunder and to sue for and recover all rents and other amounts which have accrued or shall accrue under this MASTER LEASE, all of which shall become immediately due and payable upon demand by LESSOR;

b. Require that LESSEE assemble the Equipment and deliver it to LESSOR as provided under Section 11 or enter the premises where any Equipment is located without notice or process of law and take possession of the Equipment without incurring any liability to LESSEE or any other party for any damages arising from such taking of possession;

c.   Sell any or all of the Equipment at public or private sale or relet same;

d. Terminate this MASTER LEASE or any Lease Schedule as to any or all of the Equipment; and

e. At law or in equity, enforce any of LESSOR'S rights or pursue any other remedy now or hereafter arising.

LESSOR'S remedies hereunder are cumulative in nature, not exclusive, and the exercise of any particular remedy shall not be construed to be an election of remedies by LESSOR nor shall any waiver or delay by LESSOR of any of its rights or remedies under this MASTER LEASE be construed as a waiver of LESSOR'S rights to enforce that, or any other, right or remedy in the future. Notwithstanding LESSOR'S election of remedies, LESSEE shall remain liable for the present value of all rents discounted at a rate of five percent (5%) and other amounts which have accrued or would have accrued during the Initial Term, in addition to (A) all of LESSOR'S costs and expenses incurred in enforcing its rights hereunder, or in taking of possession, storing, repairing, selling or reletting the Equipment, (B) court costs and reasonable attorney's fees, and (C) an amount equal to the greater of (1) ten percent (10%) of the Lease Basis Cost or (2) the fair market value calculated as of the date of such Event of Default, less (D) the net proceeds of a public or private sale or reletting, if any, of the Equipment, at the present value, if necessary, discounted at a rate of five percent (5%) and (E) any insurance proceeds recovered by LESSOR from insurance coverage provided by LESSEE. However, in no event shall LESSOR'S exercise of more than one of its remedies entitle LESSOR to recover from LESSEE an amount in excess of that referred to in this section.

15.  ASSIGNMENT AND SUBLEASE:

a. LESSOR'S ASSIGNMENT: LESSEE understands and acknowledges that LESSOR has entered into this MASTER LEASE and shall enter into each Lease Schedule in anticipation of assigning, mortgaging, or otherwise transferring its rights and interests thereunder and/or in the Equipment (but not its obligations) to others (hereinafter referred to as "Assignees") without notice to or the consent of LESSEE. Accordingly, LESSOR and LESSEE agree that:

(1) LESSEE will, after due notice, acknowledge in writing such notice of assignment as reasonably requested by LESSOR or its Assignee, and pay directly to the designated Assignee the amounts which become due under each assigned Lease Schedule and such payment shall be absolute and unconditional, without reduction, abatement, offset or counterclaim of any kind. Notwithstanding the foregoing, LESSEE reserves its rights to have recourse directly against LESSOR on account of any claim it may have against LESSOR.

(2) Any Assignee may reassign its rights and interests hereunder with the same effect as the original assignment.

(3) LESSEE agrees to execute all filings pursuant to the Uniform Commercial Code as well as any other documents reasonably requested by LESSOR or its Assignee. Any Assignee shall not be liable to LESSEE for any obligations of LESSOR hereunder.

b. LESSEE'S ASSIGNMENT AND SUBLEASE: Without LESSOR'S prior written consent, LESSEE shall not: (A) assign any of its obligations hereunder, (B) attempt to sublease the Equipment or (C) attempt to sell, transfer, hypothecate, dispose of, lend or abandon the Equipment or any of LESSEE'S rights in it.

16. CHOICE OF LAW AND FORUM: This MASTER LEASE and the provisions contained herein shall be deemed to have been executed at LESSOR'S principal place of business in Rosemont, Illinois and shall be governed in all respects by the laws of the State of Illinois. LESSOR and LESSEE on behalf of themselves and their assignees further agree that courts located in the State of Illinois shall have jurisdiction over any matters arising out of this MASTER LEASE and hereby submit themselves to the personal jurisdiction of the Illinois courts.

17. NOTICES: All notices or demands provided for herein shall be in writing and shall be deemed given when delivered or deposited in the United States mail, first class, postage prepaid, addressed to the parties at their respective addresses set forth above, or at such other address as may be provided from time to time.

18. SURVIVAL OF OBLIGATIONS: All the terms and conditions, representations, covenants, warranties and agreements contained in this MASTER LEASE and in any Lease Schedule or in any document in connection herewith shall specifically survive the expiration or termination of this MASTER LEASE.

19. SEVERABILITY:  To the extent any provision of this MASTER LEASE or any Lease
Schedule is deemed partially or wholly invalid or unenforceable under applicable law, such provision shall be effective to the extent valid and enforceable, and all other provisions shall remain in full force and effect.

20. LESSOR'S CONSENT: When LESSOR'S consent is required by the terms of this MASTER LEASE, such consent shall not be unreasonably withheld.

21. LEASE SCHEDULE REAFFIRMATION: The execution by LESSOR and LESSEE of each Lease Schedule shall constitute a reaffirmation by LESSEE of its covenants, representations and warranties herein and that the same are true, correct and complete with respect to the Lease Schedule as of the date of execution of each Lease Schedule.

22. HEADINGS: All section headings of this MASTER LEASE are for convenience only, and shall not in any way limit or affect the meaning or scope of this MASTER LEASE or its provisions.

23. NO WAIVER: No delay, omission or failure to act by LESSOR at any time to exercise or enforce any right or remedy herein provided shall be a waiver of any such right or remedy to which LESSOR is entitled, nor shall it in any way affect the right of LESSOR to enforce such provisions thereafter.

24. ENTIRE AGREEMENT: This MASTER LEASE constitutes the entire agreement of the parties hereto and no other written or oral representations or warranties shall be binding upon the parties hereto. NO AGENT OR EMPLOYEE OF THE MANUFACTURER OR SELLER OF THE EQUIPMENT IS AUTHORIZED TO BIND LESSOR TO THIS MASTER LEASE OR ANY OTHER AGREEMENT OR TO WAIVE OR MODIFY ANY OF THE PROVISIONS HEREOF. Any modification or waiver of any of the provisions herein shall be effective only if in writing and executed by all of the parties hereto, provided however that LESSOR may add applicable Equipment serial or identification numbers to Lease Schedules and financing statements.

25. SUCCESSOR: This MASTER LEASE and each Lease Schedule shall be binding upon and shall inure to the benefit of LESSOR, LESSEE and their respective successors, legal representatives and assigns.

26. ADDITIONAL FILINGS: In the event that LESSEE fails or refuses to execute and/or file Uniform Commercial Code financing statements or other instruments or recordings which LESSOR or its Assignee reasonably deems necessary to perfect, or maintain perfection of, LESSOR'S or its Assignee's interests hereunder, LESSEE hereby appoints LESSOR or its Assignee as LESSEE'S limited attorney-in-fact to execute and record all documents reasonably necessary to perfect or maintain the perfection of LESSOR'S interest hereunder. LESSEE shall pay LESSOR or its Assignee for any costs and fees relating to the filings including, but not limited to, costs, fees, searches, document preparation, documentary stamps, privilege taxes and reasonable attorneys' fees.

27. MULTIPLE LESSEES: If more than one LESSEE is named within this MASTER LEASE, the liability of each shall be joint and several.


28. LEASE ACCEPTANCE: At no time shall this MASTER LEASE or the Lease Schedule be deemed to constitute an offer binding upon LESSOR until it is accepted by execution of LESSOR at its corporate office in Rosemont, Illinois.




PRIME LEASING, INC.,                            PHYMED Diagnostic Imaging Center
              LESSOR                             Hillcrest, Inc.,
                                                           LESSEE

By:                                             By:
   -----------------------------------              ----------------------------

Name (Printed):                                 Name (Printed):
               -----------------------                          ----------------

Title:                                          Title:
      --------------------------------                 -------------------------

Date: October ____, 1999                        Date:  October ____, 1999